For Immediate Release

Executive Contact:

Robert C. Atkinson

Vice President-Investor Relations

Chico’s FAS, Inc.

(239) 274-4199

Chico’s FAS, Inc. Closes on Boston Proper Acquisition

Fort Myers, FL – September 20, 2011 – Chico’s FAS, Inc. (NYSE: CHS) announced today that it has successfully completed the acquisition of Boston Proper, a Boca Raton, Florida based direct-to-consumer retailer of distinctive women’s apparel and accessories. As previously disclosed, Boston Proper will operate as a stand-alone division within Chico’s FAS.

Commenting on the completion of the Boston Proper acquisition, Chico’s FAS president and CEO David F. Dyer said, “We appreciate the hard work that the Chico’s FAS and Boston Proper teams put forth to complete this transaction in near record time. I see it as indicative as to how well Boston Proper fits with the Chico’s FAS family of brands.”

The Company reiterated that it expects Boston Proper to be accretive to earnings in the first full year following this closure of the transaction before giving any consideration to potential synergies coming from various corporate activities including marketing, catalog circulation and merchandise sourcing.

The Company also announced that it is rescheduling its third quarter sales and earnings press release and conference call to Tuesday, November 22, 2011, before the opening of trading on the New York Stock Exchange that day to allow incorporation of Boston Proper’s results.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico’s, White House | Black Market, Soma Intimates, and Boston Proper, is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items.

The Chico’s brand offers women a combination of great style, one-of-a-kind details and warm personal service. Chico’s currently operates 597 boutiques and 79 outlets throughout the U.S., publishes a monthly catalog and offers round-the-clock shopping at www.chicos.com.

White House | Black Market strives to make women feel beautiful with apparel and accessories in the honest simplicity of black and white and the individuality of styles built from it. White House | Black Market currently operates 356 boutiques and 25 outlets, publishes a catalog highlighting its latest fashions and connects with customers at www.whbm.com.

Soma Intimates offers beautiful and sensual lingerie, loungewear and beauty. Soma Intimates currently operates 152 boutiques and 16 outlets, publishes a catalog coinciding with key shopping periods and sells direct-to-consumer at www.soma.com.

Boston Proper is a leading direct-to-consumer retailer of women’s high-end apparel and accessories. Boston Proper provides unique, distinctive fashion designed for today’s independent, confident and active woman. The merchandise focus is about creating a daring, modern style with a sensual feel and is available exclusively through the Boston Proper catalog and website, www.bostonproper.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information on Chico’s FAS, Inc., please go to our corporate website, www.chicosfas.com.